EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-53340, No. 333-76079 and No. 333-124567) and
Forms S-3 (No. 333-111957 and No. 333-127176) of Bluefly, Inc. of our report dated February 26, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
February 26, 2007